WILMER, CUTLER & PICKERING
                                100 LIGHT STREET                 WASHINGTON
                              BALTIMORE, MD 21202                BALTIMORE
                                                                 LONDON
                                ---------------                  BRUSSELS
                                                                 BERLIN
                            TELEPHONE (410) 986-2800
                            FACSIMILE (410) 986-2828



                                January 2, 1997

Forensic Technologies International Corporation
2021 Research Drive
Annapolis, Maryland 21401


          Re:  1992 Stock Option Plan, as Amended and Restated
               Forensic Technologies International Corporation

Ladies and Gentlemen:

     We have acted as counsel to Forensic Technologies International Corporation, a Maryland corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 1,002,548 shares of common stock, $.01 par value per share (the "Shares") and options covering 1,002,548 of the Shares, of the Company issuable upon the exercise of stock options or grants of Shares pursuant to the 1992 Stock Option Plan, as Amended and Restated, of Forensic Technologies International Corporation (the "Plan").

     For purposes of this opinion, we have examined copies of the following documents:

     1.   An executed copy of the Form S-8;

     2. A copy of the document disclosing material information to Plan participants prepared in connection with the Form S-8;

     3. A copy of the Plan, as certified on January 2, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

     4. A copy of the Amended and Restated Articles of Incorporation of the Company, as certified on January 2, 1997 by the Secretary of the Company as then being complete, accurate and in effect;

     5. By-laws of the Company; as certified on January 2, 1997 by the Secretary of the Company as then being complete, accurate and in effect;
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Forensic Technologies International Corporation
January 2, 1997
Page 2


     6. Resolutions of the Board of Directors of the Company adopted at meetings held January 12, 1996, January 26, 1996 and July 17, 1996, as certified by the Secretary of the Company on January 2, 1997 as then being complete, accurate and in effect; and

     7. Minutes of the Annual Meeting of Stockholders of the Company held March 20, 1996, as certified by the Secretary of the Company on January 2, 1997 as then being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

     We are members of the Bar of the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the Maryland General Corporation Law. Our opinion is rendered only with respect to the laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon, subject to, and limited by the foregoing, we are of the opinion that:

     1. The issuance of options in accordance with the terms of the Plan has been lawfully and duly authorized by the Board of Directors and Stockholders of the Company.

     2. The issuance of the Shares upon the exercise of options granted, when issued in accordance with the terms of the Plan, has been lawfully and duly authorized by the Board of Directors and Stockholders of the Company; and

     3. When the options have been exercised, the exercise price paid in full and the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable under the Maryland General Corporation Law.

Forensic Technologies International Corporation
January 2, 1997
Page 3

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on January 3, 1997, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.


                                             Sincerely,


                                             WILMER, CUTLER & PICKERING


                                             By:  /s/ JOHN B. WATKINS
                                                  ------------------------
                                                  John B. Watkins, a partner